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As filed with the Securities and Exchange Commission on January 29, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

GRIC COMMUNICATIONS, INC.
(Exact name of the registrant as specified in its charter)

Delaware	77-0368092
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

GRIC Communications, Inc.
1421 McCarthy Boulevard
Milpitas, California 95035
(Address of principal executive offices)

1999 Equity Incentive Plan
1999 Employee Stock Purchase Plan
(Full title of the plans)

William Feichtmann
Corporate Controller and Acting Chief Financial Officer
GRIC Communications, Inc.
1421 McCarthy Boulevard
Milpitas, California 95035
(408) 955-1920
(Name, address and telephone number of agent for service)

Copies to:

Horace L. Nash, Esq.
Andrew J. Schultheis, Esq.
Fenwick & West LLP
801 California Street
Mountain View, CA 94041

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value	2,234,534(1)	$6.19(2)	$13,831,766	$1,752.49(3)

TOTAL				$1,752.49

(1)
Represents (i) 1,862,112 additional shares available for grant under the registrant's 1999 Equity Incentive Plan, all of which represent an automatic increase in the number of shares reserved for issuance under the registrant's 1999 Equity Incentive Plan effective January 1, 2004 equal to 5% of the registrant's outstanding shares of common stock as of December 31, 2003, and (ii) 372,422 additional shares available for purchase under the registrant's 1999 Employee Stock Purchase Plan, all of which represent an automatic increase in the number of shares reserved for issuance under the registrant's 1999 Employee Stock Purchase Plan effective January 1, 2004 equal to 1% of the registrant's outstanding shares of common stock as of December 31, 2003.

(2)
Estimated as of January 28, 2004 in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

(3)
Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

        This registration statement on Form S-8 registers an aggregate of 2,234,534 additional shares of common stock automatically reserved on January 1, 2004, for issuance upon exercise of stock options granted under the Registrant's 1999 Equity Incentive Plan and upon the sale of shares under the Registrant's 1999 Employee Stock Purchase Plan, pursuant to the terms of each such plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the Securities and Exchange Commission on December 15, 1999 (Registration No. 333-92837), February 8, 2001 (Registration No. 333-55244), March 1, 2002 (Registration No. 333-83632) and August 4, 2003 (Registration No. 333-107634).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 29th day of January, 2004.

GRIC COMMUNICATIONS, INC.
By:	/s/ BHARAT DAVÉ Bharat Davé Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints William Feichtmann and David L. Teichmann, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ BHARAT DAVÉ Bharat Davé	Chief Executive Officer, President and a Director	January 29, 2004
Principal Financial Officer and Principal Accounting Officer:
/s/ WILLIAM FEICHTMANN William Feichtmann	Corporate Controller and Acting Chief Financial Officer	January 29, 2004

Additional Directors:
/s/ DR. HONG CHEN Dr. Hong Chen	Chairman	January 29, 2004
/s/ JAMES GOODMAN James Goodman	Director	January 29, 2004
/s/ RODERICK C. MCGEARY Roderick C. McGeary	Director	January 29, 2004
/s/ WALTER SOUSA Walter Sousa	Director	January 29, 2004
/s/ GERALD WRIGHT Gerald Wright	Director	January 29, 2004
/s/ JOSEPH M. ZAELIT Joseph M. Zaelit	Director	January 29, 2004

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Ernst & Young LLP, independent auditors.
24.01	Power of Attorney (see signature page).

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REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX